UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Certain Officers
Effective October 1, 2007, WGL Holdings, Inc., (WGL Holdings) granted performance share awards and performance unit awards to certain employees of two of WGL Holdings’ subsidiaries, Washington Gas Light Company (Washington Gas) and Washington Gas Energy Services, Inc., as approved by the Human Resources Committee of WGL Holdings’ Board of Directors. These grants were made pursuant to the terms of WGL Holdings’ Omnibus Incentive Compensation Plan.
The awards for performance units and performance shares are granted at target levels. Any performance units that may be earned pursuant to terms of the grant will be paid in cash and are valued at $1.00 per performance unit. Any performance shares that are earned will be paid in shares of common stock of WGL Holdings.
The actual number of performance units and performance shares that may be earned varies based on the total shareholder return of WGL Holdings relative to a peer group over the three year performance period. Median performance relative to the peer group earns performance units and performance shares at the targeted levels. The maximum that can be earned is 200 percent of the targeted levels and the minimum is zero.
The following table shows the target level of awards made effective on October 1, 2007, to the current principal executive officer, current principal financial officer and other currently employed executive officers who are named in the Summary Compensation Table of the most recent proxy statement of WGL Holdings and the Information Statement of Washington Gas, both of which are dated January 26, 2007:

	Target	Target
	Performance	Performance
Name and Position	Units	Shares
James H. Degraffenreidt, Jr. Chairman and Chief Executive Officer	713,097	21,042
Terry D. McCallister President and Chief Operating Officer	349,493	10,313
Vincent L. Ammann, Jr. Vice President and Chief Financial Officer	208,394	6,149
Adrian P. Chapman Vice President-Operations, Regulatory Affairs and Energy Acquisition of Washington Gas	201,881	5,957
Beverly J. Burke Vice President and General Counsel	179,450	5,295

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: October 4, 2007
Mark P. O’Flynn
Controller (Principal Accounting Officer)